UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2009

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2009, the Company appointed Jeffrey Schwartz, 43, to the position of Interim Chief Executive Officer.  Mr. Schwartz, who has been on the Atrinsic board since 2008, will remain on the Company’s Board of Directors, but will resign from his positions on the Company’s audit and nominating and governance committees in connection with his appointment.

Mr. Schwartz is widely recognized as an innovator in performance marketing on the internet. Prior to his appointment as Interim Chief Executive Officer of the Company, Mr. Schwartz served as the Chairman and Chief Executive Officer of Lateral Media, Inc., a web publishing and performance marketing company, from December 2008 to October 2009. In June 2007, Mr. Schwartz founded and became managing partner of Vertical Passion Media, LLC, a creator of web publishing and advertising properties.  In 2006, Mr. Schwartz founded and was chairman of AutoCentro, an automotive retail network focused on the Hispanic market.  From December 2001 to April 2005, Mr. Schwartz served as President and Chief Executive Officer of Autobytel, Inc., a Nasdaq listed company, and as its Vice Chairman from April 2005 to April 2006, where he created a leading online automotive marketing services company, with a market capitalization exceeding $500 million, and having over 25,000 participating dealer franchises and operations in the U.S., Europe and Asia. Prior to joining Autobytel, Mr. Schwartz was President and Chief Executive Officer and a director of Autoweb.com, Inc. from November 2000 to August 2001, also a Nasdaq listed company. He previously served as Autoweb’s Vice President, Strategic Development from October 1999 to November 2000.  From 1995 to October 1999, Mr. Schwartz held various positions at The Walt Disney Company, including Corporate Vice President with responsibilities in corporate alliance business development.   Mr. Schwartz received Bachelor of Arts, Master of Arts, and Ph.D. degrees in Political Science from the University of Southern California. Mr. Schwartz serves as a director of U.S. Auto Parts Network, Inc., a leading automotive ecommerce company listed on Nasdaq as well as a director of Lateral Media, Inc., which is listed on the Over The Counter Bulletin Board.

In connection with Mr. Schwartz’s appointment, on October 6, 2009, Burton Katz resigned from his position as Chief Executive Officer of the Company and also resigned from the Company’s Board of Directors.  On October 6, 2009, the Company also announced that Jonathan Katz resigned from his position as Chief Marketing Officer of the Company.

Atrinsic, Inc. issued a press release announcing the above-described changes in management.  A copy of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press release issued by Atrinsic, Inc., dated October 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: October 7, 2009	By:	/s/ Andrew Zaref
Andrew Zaref
Chief Financial Officer

Exhibit Number	Description

99.1	Press release issued by Atrinsic, Inc., dated October 7, 2009.